Execution Version

Exhibit 10.1

Wells Fargo Bank, National Association Wells Fargo Securities, LLC 550 South Tryon Street, 6th Floor Charlotte, North Carolina 28202	Barclays 745 Seventh Avenue New York, New York 10019

CONFIDENTIAL

September 7, 2021

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, CA 92673

Attention: Brian Bonnell

Re:    Project Spark Commitment Letter

          $2,000.0 Million Senior Credit Facilities

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and Barclays Bank PLC (acting through such of its affiliates or branches as it deems appropriate “Barclays” and, together with Wells Fargo Bank and Wells Fargo Securities, the “Commitment Parties” or “we” or “us”) that ICU Medical, Inc. (the “Borrower” or “you”) seeks financing to (a) fund a portion of the purchase price for the proposed acquisition (the “Acquisition”) of Smiths Medical 2020 Limited and certain of its subsidiaries (the “Acquired Company”) from Smiths Group International Holdings Limited(the “Seller”) pursuant to a Share Sale and Purchase Agreement between the Borrower and the Seller (the “Acquisition Agreement”), (b) refinance in full (the “Refinancing”) the Credit Agreement, dated as of November 8, 2017, of ICU Medical, Inc., Wells Fargo Bank, as Administrative Agent, and the lenders and other financial institutions party thereto, as amended from time to time prior to the date hereof (the “Existing Credit Agreement”), (c) pay fees, commissions and expenses in connection with the foregoing (clauses (a), (b) and (c), collectively, the “Transactions”) and (d) finance ongoing working capital requirements and other general corporate purposes, all as more fully described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Term Sheet”). This Commitment Letter (as defined below) describes the general terms and conditions for senior secured credit facilities of $2,000.0 million to be provided to the Borrower consisting of (a) a term loan A facility of $850.0 million (the “Term Loan A Facility”), (b) a term loan B facility of $850.0 million (the “Term Loan B Facility”), and (c) a revolving credit facility of $300.0 million (the “Revolving Credit Facility” and, collectively with the Term Loan A Facility and the Term Loan B Facility, the “Senior Credit Facilities”).

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Term Sheet. This letter, including the annexes attached hereto, is hereinafter referred to as the “Commitment Letter”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Company and its subsidiaries after giving effect to the Acquisition.

1.        Commitment. Upon the terms set forth in this Commitment Letter and in the fee letters dated the date hereof from the Commitment Parties to you (the “Fee Letters”) and subject solely to the Certain Funds Provisions (as defined below), Wells Fargo Bank is pleased to advise you of its several and not joint commitment to provide to the Borrower 50% of the principal amount of each of the Senior Credit Facilities and the Interim Facilities and Barclays is pleased to advise you of its several and not joint commitment to provide to the Borrower 50% of the principal amount of each of the Senior Credit Facilities and the Interim Facilities (the “Commitment”).

In addition, in connection with the Transactions, each of the Commitment Parties is pleased to confirm, subject only to the prior written acceptance by the Borrower of this Commitment Letter and the Fee Letters in accordance with the final paragraph of this Commitment Letter and notwithstanding any term of this Commitment Letter or any other document or agreement, its unconditional and irrevocable undertaking (upon written request from the Borrower on at least one (1) Business Day’s (as defined in the Interim Facilities Agreement (as defined below)) notice or such shorter time as the Commitment Parties agree) to execute and deliver (and to procure that any relevant affiliate of it enters into and executes) in each relevant capacity an interim facilities agreement (the “Interim Facilities Agreement”) in respect of (a) its several, but not joint, commitment to provide 50%, in the case of Wells Fargo Bank, and 50%, in the case of Barclays, of the entire principal amount of the $1,700.0 million interim term facilities (the “Interim Term Facilities”) and (b) its several, but not joint, commitment to provide 50%, in the case of Wells Fargo Bank, and 50%, in the case of Barclays, of the entire principal amount of the $300.0 million interim revolving facility (the “Interim Revolving Facility” and, together with the Interim Term Facilities, the “Interim Facilities”) in substantially the form of the form of interim facilities agreement attached hereto as Annex B (the “Agreed Form IFA”), subject to (a) such minor, technical or administrative amendments as may reasonably be requested by the Borrower; (b) such amendments with respect to the rights, benefits, liabilities and/or obligations of the Interim Facility Agent and/or the Interim Security Agent as shall be required by any person which becomes a party to the Interim Facilities Agreement as Interim Facility Agent and/or Interim Security Agent (as applicable); and (c) such other amendments to which the parties hereto have agreed. If executed, the obligations under the Interim Facilities Agreement shall be separately enforceable in accordance with its terms. The provisions of this Commitment Letter will also remain in full force and effect notwithstanding the entry into the Interim Facilities Agreement and the advance of funds thereunder, unless this Commitment Letter has been terminated in accordance with its terms. “Interim Closing Date” has the meaning given to the term “Closing Date” in the Interim Facilities Agreement.

It is however acknowledged and agreed by the parties to this Commitment Letter that it is their intention that (a) the commitments to provide the Interim Facilities are not duplicative of the commitments to provide the Senior Credit Facilities and (b) if the Interim Facilities are made available to you pursuant to the Interim Facilities Agreement, the Interim Facilities will, on or before the Final Repayment Date (as defined in the Interim Facilities Agreement), be repaid/replaced in full by the Loans (as defined in Term Sheet) made under the Financing Documentation (as defined in the Term Sheet).

2.        Titles and Roles. Wells Fargo Securities and Barclays, each acting alone or through or with affiliates selected by it, will act as the joint bookrunners and joint lead arrangers (in such capacities, the “Lead Arrangers”) in arranging and syndicating the Senior Credit Facilities. Wells Fargo Bank (or an affiliate selected by it) will act as the sole administrative agent for the Senior Credit Facilities (in such capacity, the “Administrative Agent”). No additional agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letters) unless you and we shall agree in writing; provided that, (a) within fifteen (15) business days following the date hereof, you may appoint up to five (5) additional joint lead arrangers for the Senior Credit Facilities and award such joint lead arrangers additional agent, co-agent or bookrunner titles in a manner and with economics determined by you in consultation with the Lead Arrangers (it being understood that, to the extent you appoint additional agents, co-agents or bookrunners or confer other titles in respect of the Senior Credit Facilities, the commitments of the Lead Arrangers in respect of the Senior Credit Facilities will be reduced by the amount of the commitments of such appointed entities (or their relevant affiliates) and the economics awarded to such other arrangers shall be in proportion to their commitments assumed in respect of the Senior Credit Facilities), with such reduction allocated to reduce the commitments of the Commitment Parties across each of the Senior Credit Facilities at such time on a pro rata basis according to the respective amounts of their commitments, (b) the Lead Arrangers shall have not less than 60% of the total economics for the Senior Credit Facilities on the Closing Date, (c) no additional lead arranger, agent, co-agent or bookrunner shall have commitments or economics greater than any Lead Arranger and (d) upon the execution by any other lead arranger, agent, co-agent or bookrunner (and any relevant affiliate) of customary joinder documentation, each such financial institution (and any relevant affiliate) shall thereafter constitute a “Commitment Party” and, other than with respect to clauses (b) and (c) above, a “Lead Arranger” hereunder (it being further agreed that (y) each of the parties hereto shall execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such institution (or its affiliate) and/or joinder documentation as may be required in relation to the Interim Facility Agreement (including a conditions precedent letter in the same form as the Interim CP Satisfaction Letter (as defined below) and confirmations substantially the same as those set out in Section 3 below) and (z)(i) Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Term Loan A Facility and the Revolving Credit Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Term Loan A Facility and the Revolving Credit Facility, and Barclays will have placement to the immediate “right” of Wells Fargo Securities and (ii) Barclays will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Term Loan B Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Term Loan B Facility, and Wells Fargo Securities will have placement to the immediate “right” of Barclays).

You will designate one of the Lead Arrangers or any third party that you so elect to act as Interim Facility Agent and Interim Security Agent (each as defined in the Interim Facilities Agreement) and each Lead Arranger irrevocably and unconditionally confirms that (x) they will accept (or procure that an affiliate accepts) such appointment and (y) they will accept the appointment of any other person in such role(s) if so designated by you. For the avoidance of doubt, each Commitment Party confirms that its commitments under this letter are not conditional upon being so appointed as Interim Facility Agent and/or Interim Security Agent.

3.        Conditions to Commitment. The Commitment and undertakings of the Commitment Parties hereunder are subject solely to (a) with respect to the Senior Credit Facilities (but not the commitment to provide the Interim Facilities or the rights or obligations of the parties under the Interim Facilities Agreement or the agreement of any Commitment Party to perform the services under the Interim Facilities Agreement), the conditions set forth in the sections entitled “Conditions to Closing and Initial Extensions of Credit” in the Term Sheet, and (b) with respect to the Interim Facilities Agreement, paragraph (a) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement (together with clause 3.2 (Certain Funds Period) of the Interim Facilities Agreement, collectively, the “Certain Funds Provisions”); and, upon satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Senior Credit Facilities and/or the Interim Facilities shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Interim Facilities Agreement, the Fee Letters and the Financing Documentation and the Interim Finance Documents (as defined in the Interim Facilities Agreement).

The commitments of the Commitment Parties hereunder to fund and/or make available the Interim Facilities are subject solely to the conditions set forth in the Interim Facilities Agreement (and shall not, for the avoidance of doubt, be subject to any of the conditions set forth in clause (a) of the preceding paragraph, including without limitation the Certain Funds Provisions), and upon satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Interim Facilities shall occur in accordance with the Interim Facilities Agreement; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments made available under the Interim Facilities Agreement, including compliance with the terms of this Commitment Letter, the Fee Letters and/or the Financing Documentation.

We further refer to the letter, dated on or around the date of this Commitment Letter, relating to the documentary conditions precedent set out in Schedule 3 (Conditions Precedent) of the Interim Facilities Agreement (as such letter may be amended, amended and restated, supplemented, modified or replaced from time to time, the “Interim CP Satisfaction Letter”). The terms and conditions of the Interim CP Satisfaction Letter shall continue and apply for the purposes of paragraph (a) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement and the Financing Documentation once executed and accordingly, we confirm (in our various capacities under the Interim Facilities Agreement and Financing Documentation) that (a) all the documents and evidence referred to in paragraph 2.2(a) of the Interim CP Satisfaction Letter (i) are in form and substance satisfactory to us and (ii) for the purposes of the Financing Documentation, will be accepted by us in satisfaction of the equivalent conditions precedent in the Financing Documentation to those set out in the Interim Facilities Agreement on the date of execution of the Financing Documentation and (b) all the documents and evidence referred to in paragraph 2.2(b) of the Interim CP Satisfaction Letter (i) are in an agreed form and (ii) once executed and/or delivered in such agreed form, as the case may be, by you (or such other relevant party) (A) such documents and other evidence shall be in form and substance satisfactory to us, (B) all conditions precedent to first utilisation of the Interim Facilities specified in paragraph (a)(i) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement will, subject to the other provisions of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement, be satisfied and the Interim Facilities will be unconditionally available for utilisation, and (C) for the purposes of the Financing Documentation, such documents and other evidence will be accepted by us in satisfaction of the equivalent conditions precedent in the Financing Documentation to those set out in the Interim Facilities Agreement on the date of execution of the Financing Documentation once any necessary changes have been made, solely to reflect that funding will occur under the Financing Documentation (and not the Interim Facilities Agreement).

Each Commitment Party also confirms that (a) it has completed all client identification procedures in respect of the Borrower, that, in each case, it is required to carry out in connection with making the Senior Credit Facilities or, as the case may be, the Interim Facilities available in connection with the Transactions and assuming its other liabilities and performing its obligations under the Commitment Documents (as defined below), in compliance with all applicable laws, regulations and internal requirements (including, without limitation, all applicable money laundering rules and “know your customer” requirements and beneficial ownership certifications under the Beneficial Ownership Regulation (as defined below)), (b) it has obtained all necessary approvals (including credit committee approvals and all other relevant internal approvals) to allow it to arrange, manage, underwrite and/or make available the Senior Credit Facilities and the Interim Facilities in the amounts specified in this Commitment Letter and/or the Interim Facilities Agreement (as applicable) and does not require any further internal credit sanctions or other approvals in order to arrange, manage and underwrite the Senior Credit Facilities or the Interim Facilities (as applicable) in such amounts and (c) it has received, reviewed and is satisfied with (A) the Acquisition Agreement and (B) the Base Case Model (as defined in the Interim Facilities Agreement), in each case, in such form provided to us on or prior to the date of this Commitment Letter and that we will accept in satisfaction of any condition precedent to availability of the Interim Facilities or, as the case may be, the Senior Credit Facilities requiring delivery of that document an updated version of the document that is not substantially different in respects that are materially adverse to the interests of the Commitment Parties or Original Interim Lenders (as defined in the Interim Facilities Agreement) (as applicable), in their respective capacities as such under the Senior Credit Facilities or the Interim Facilities (as applicable), (taken as a whole) under the Financing Documentation or Interim Finance Documents (as applicable), compared to the version of the document accepted by us pursuant to this paragraph or with such amendments or modifications thereto that have been made with the consent or approval of the Lead Arrangers (such consent or approval not to be unreasonably withheld, conditioned or delayed).

The Lead Arrangers will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Senior Credit Facilities in a manner consistent with the Acquisition Agreement on the Closing Date.

4.        Syndication.

(a)        The Lead Arrangers intend and reserve the right, both prior to and after the Closing Date, to secure commitments for the Senior Credit Facilities from a syndicate of banks, financial institutions and other entities, in each case, other than Disqualified Institutions (as defined below), identified by the Lead Arrangers in consultation with you and reasonably acceptable to you (with such consent not to be unreasonably withheld or delayed) (such banks, financial institutions and other entities committing to the Senior Credit Facilities, including Wells Fargo Bank and Barclays, the “Lenders”) upon the terms and subject to the conditions set forth in this Commitment Letter. Until the earlier of (i) the date that a Successful Syndication (as defined in the Fee Letters) is achieved and (ii) the date that is 45 days following the Closing Date (the “Syndication Date”), you agree to assist, and subject to your rights under the Acquisition Agreement will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company and the Seller to assist, us actively in achieving a syndication of the Senior Credit Facilities that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and advisors to, and subject to your rights under the Acquisition Agreement will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company and Seller and their representatives and advisors to, (i) provide promptly to the Commitment Parties and the other Lenders upon reasonable request all customary information reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each Lender in their evaluation of the Transactions and to complete the syndication, (ii) make your senior management and (to the extent not in contravention of, or inconsistent with, the Acquisition Agreement) appropriate members of management of the Acquired Company available to prospective Lenders on reasonable prior notice and at reasonable times and places mutually agreed upon, (iii) host, with the Lead Arrangers, one or more meetings (including virtual meetings) and/or calls with prospective Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials, including any financial statements required under the Certain Funds Provisions, in form and substance reasonably satisfactory to the Lead Arrangers to be used in connection with the syndication, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from the existing lending relationships of the Borrower and the Acquired Company, (vi) use commercially reasonable efforts to obtain, at the Borrower’s expense, (A) a current public corporate credit rating from S&P Global Ratings, a division of S&P Global Inc. (“S&P”), (B) a current public corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”) and (C) a current public rating with respect to each of the Senior Credit Facilities from each of S&P and Moody’s, in each case, prior to the launch of general syndication and (vii) your ensuring (and, subject to your rights under the Acquisition Agreement, using your commercially reasonable efforts to cause the Acquired Company to ensure) that prior to the later of the Closing Date and Syndication Date there will be no competing issues, offerings, placements, arrangements or syndications of debt securities or commercial bank or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than the Senior Credit Facilities) without the written consent of the Lead Arrangers, unless such issuance, offering, placement, arrangement or syndication could not reasonably be expected, in the reasonable discretion of the Lead Arrangers, to materially impair the syndication of the Senior Credit Facilities (it being understood that (A) indebtedness incurred in the ordinary course of business of the Borrower and its subsidiaries and of the Acquired Company and its subsidiaries for capital expenditures, working capital, capital leases, purchase money debt and equipment financings, (B) indebtedness of the Acquired Company and its subsidiaries permitted under the Acquisition Agreement as in effect on the date hereof, and (C) other indebtedness to be agreed among the Borrower and the Lead Arrangers will not be subject to this clause (vii)). For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any agreement containing an obligation of confidentiality binding on you, the Acquired Company or your or its respective affiliates; provided that (i) in the event that you do not provide information in reliance on this sentence, you shall (x) provide notice to the Lead Arrangers that such information is being withheld pursuant to such law, rule or regulation or agreement and (y) use commercially reasonable efforts to obtain the relevant consents under such obligations of confidentiality to allow for the provision of such information and (ii) none of the foregoing shall be construed to limit any of the conditions set forth in this Commitment Letter. For the avoidance of doubt, the only projections or pro forma or other financial statements that shall be required to be provided to the Lead Arrangers in connection with the syndication of the Senior Credit Facilities shall be those required to be delivered pursuant to the Certain Funds Provisions.

(b)        The Lead Arrangers and/or one or more of their affiliates will exclusively manage all aspects of the syndication of the Senior Credit Facilities (in consultation with you), including decisions as to the selection and number of potential Lenders to be approached (with your consent not to be unreasonably withheld and excluding Disqualified Institutions), when they will be approached, whose commitments will be accepted (with your consent not to be unreasonably withheld and excluding Disqualified Institutions), any titles offered to the Lenders and the final allocations of the commitments and any related fees among the Lenders, and the Lead Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities. Notwithstanding the Lead Arrangers’ right to syndicate the Senior Credit Facilities and receive commitments with respect thereto, unless otherwise agreed to by you, (i) the Commitment Parties shall not be relieved or released from their obligations hereunder (including their obligation to fund the Senior Credit Facilities on the Closing Date or the Interim Facilities on the Interim Closing Date) in connection with any syndication, assignment or participation in the Senior Credit Facilities, including their respective Commitment, until the initial funding under the Senior Credit Facilities has occurred on the Closing Date or the initial funding of the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement), (ii) no assignment by either Commitment Party shall become effective with respect to all or any portion of the Commitment in respect of the Senior Credit Facilities until the initial funding of the Senior Credit Facilities on the Closing Date or in respect of the Interim Facilities until the initial funding of the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement), (iii) unless you and we agree in writing, the Commitment Parties will retain exclusive control over all rights and obligations with respect to their respective Commitment in respect of the Senior Credit Facilities and the Interim Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred (in respect of the Senior Credit Facilities) or the initial funding of the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement) has occurred and (iv) the Lead Arrangers will not syndicate to (a) any person identified by name in writing to the Lead Arrangers on or prior to the date hereof, (b) any clearly identifiable affiliate (by virtue of their name) of any person referred to in clause (a) above (other than bona fide diversified debt funds) and (c) competitors (and such competitors’ sponsors and affiliates identified in writing or clearly identifiable solely on the basis of their names (other than bona fide diversified debt funds)) of the Borrower, separately identified in writing by you to us after the date hereof and prior to the syndication of the Senior Credit Facilities (collectively, the “Disqualified Institutions”). After the Closing Date, the list of Disqualified Institutions may be updated from time to time to include competitors (and such competitors’ sponsors and affiliates identified in writing or clearly identifiable solely on the basis of their names (other than bona fide diversified debt funds)) of the Borrower separately identified in writing to the Administrative Agent. No such identification after the date hereof shall apply retroactively to disqualify any person that has previously acquired an assignment or participation of an interest in any of the Senior Credit Facilities with respect to such amounts previously acquired. Without limiting your obligations to assist with the syndication efforts as set forth herein and notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters, (A) it is understood that the Commitment hereunder is not conditioned upon the syndication of, or receipt of commitments in respect of, the Senior Credit Facilities and in no event shall the successful completion of the syndication of the Senior Credit Facilities constitute a condition to the availability of the Senior Credit Facilities on the Closing Date or the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement) and (B) the obtaining of the ratings referenced in the immediately preceding paragraph, or the compliance with any of the other provisions set forth in clauses (i) through (vii) of the immediately preceding paragraph (other than the Certain Funds Provisions) shall not constitute a condition to the commitments hereunder or the funding of the Senior Credit Facilities on the Closing Date or any time thereafter or the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement).

5.        Information.

(a)        You represent, warrant and covenant that (but the accuracy of which representation and warranty shall not be a condition to the commitments hereunder or the funding of the Senior Credit Facilities on the Closing Date) (i) all written information and written data (other than the Projections, as defined below, other forward-looking information and information of a general economic or general industry nature) concerning the Borrower, the Acquired Company and their respective subsidiaries and the Transactions that has been or will be made available to the Commitment Parties or the Lenders by you, the Acquired Company, Seller or any of your or their representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), when taken as a whole, (x) is, and in the case of Information made available after the date hereof, will be, complete and correct in all material respects and (y) does not, and in the case of Information made available after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto, in each case) and (ii) all financial projections concerning the Borrower, the Acquired Company and their respective subsidiaries, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the Lenders by you, the Acquired Company, Seller or any of your or their representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you or the Acquired Company or the Seller to be reasonable at the time made available to the Commitment Parties or the Lenders, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will immediately notify us and promptly supplement the Information and the Projections so that such representations and warranties are correct in all material respects under those circumstances. Solely as they relate to matters with respect to the Acquired Company and its subsidiaries prior to the Closing Date, the foregoing representations, warranties and covenants are made to the best of your knowledge. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and the Projections. You acknowledge that we may share with any of our affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to you, the Acquired Company, or any of your or their respective subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b)        You acknowledge that (i) the Commitment Parties will make available, on your behalf, the Information, Projections and other marketing materials and presentations, including the confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders may be “public side” (i.e., lenders that have personnel that do not wish to receive material non-public information or information that would be MNPI if the Acquired Company were a U.S. public reporting company) (within the meaning of the United States federal and state securities laws, “MNPI”) with respect to the Borrower, the Acquired Company, Seller or their respective subsidiaries or affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities (such Lenders, “Public Lenders”). At the request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts subject to your rights under the Acquisition Agreement, appropriate representatives of the Acquired Company and Seller to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Senior Credit Facilities to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will assist the Lead Arrangers in identifying and conspicuously marking any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders; provided that you shall have been given a reasonable opportunity to review such documents and comply with the U.S. Securities and Exchange Commission disclosure requirements: (w) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (x) notifications of changes in the terms of the Senior Credit Facilities, (y) financial information regarding the Borrower, the Acquired Company and their respective subsidiaries (other than the Projections) and (z) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Term Sheet and the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Informational Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination of the Informational Materials and confirming the accuracy and completeness in all material respects of the information contained therein and, in the case of Public Informational Materials, confirming the absence of MNPI therefrom. Such customary authorization letter shall exculpate you, the Acquired Business and your and their respective subsidiaries with respect to any liability related to the misuse, and us and our affiliates with respect to any liability related to the use or misuse, of the contents of the Informational Materials.

6.        Indemnification; Limitation of Liability. (a) Indemnification. You agree to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses, subject to the limitations expressed below), joint or several, to which such Indemnified Party may become subject or that may be incurred or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter, the Interim Facilities Agreement, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter, the Interim Facilities Agreement and the Financing Documentation and the closing of the Transactions) or (b) the use or the contemplated use of the proceeds of the Senior Credit Facilities or the Interim Facilities, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnified Parties (taken as a whole) and, if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole) not later than 10 business day after written demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a material breach in bad faith of the funding obligations of such Indemnified Party under this Commitment Letter as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any dispute solely among Indemnified Parties, other than any claims against any Commitment Party in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder or under the Senior Credit Facilities or the Interim Facilities, and other than any claims arising out of any act or omission on the part of you or your subsidiaries or affiliates. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(b) Limitation of Liability. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability to you is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence, willful misconduct or material breach in bad faith of its obligations under this Commitment Letter. Neither any Indemnified Party nor you or the Acquired Company (or any of your or their respective subsidiaries or affiliates) will be liable for any indirect, consequential, special or punitive damages (in the case of you, other than in respect of any such damages required to be indemnified under this paragraph) in connection with this Commitment Letter, the Fee Letters, the Financing Documentation, the Interim Facilities or any other element of the Transactions. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means, except to the extent that your damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or material breach in bad faith of such Indemnified Party. You shall not be liable for any settlement, compromise or consent to the entry of any judgment in any proceeding effected without your prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final judgment in any such proceeding, you agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and to the extent required by, this paragraph. You shall not, without the prior written consent of each Indemnified Party affected thereby (which consent shall not be unreasonably withheld or delayed), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (z) requires no action on the part of the Indemnified Party other than its consent.

7.        Expenses. You agree to reimburse each of the Commitment Parties, from time to time on written demand, for all reasonable and documented out-of-pocket costs and expenses of the Commitment Parties, including, without limitation, reasonable legal fees and expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Commitment Parties and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty), due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs, incurred in connection with the syndication and execution of the Senior Credit Facilities and the Interim Facilities and the preparation, review, negotiation, execution, delivery and enforcement of this Commitment Letter, the Fee Letters, the Interim Facilities Agreement, the Financing Documentation and any security arrangements in connection therewith; provided, however, that, if the Closing Date does not occur, such expenses shall not exceed $500,000.

8.        Fees. As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the Fee Letters on the terms and subject to the conditions set forth therein.

9.        Confidentiality.

(a)        This Commitment Letter and the Fee Letters (collectively, the “Commitment Documents”) and the Interim Facilities Agreement and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for disclosure (i) hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of their obligation to maintain the confidentiality of the Commitment Documents and the Interim Facilities Agreement for the purpose of evaluating, negotiating or entering into the Transactions, (ii) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof), (iii) of the Commitment Documents and the Interim Facilities Agreement on a confidential basis to the board of directors, officers and advisors of the Seller and the Acquired Company in connection with their consideration of the Acquisition (provided that any information relating to pricing (including in any “market flex” provisions that relate to pricing), fees and expenses has been redacted in a manner reasonably acceptable to us), (iv) this Commitment Letter and the Interim Facilities Agreement, but not the Fee Letters, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and (v) the Term Sheet to any ratings agency in connection with the Transactions. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (ii) above), you shall notify such third party of the confidential nature of the Commitment Documents and the Interim Facilities Agreement and agree to be responsible for any failure by any third party to whom you disclosed the Commitment Documents, the Interim Facilities Agreement or any portion thereof to maintain the confidentiality of the Commitment Documents, the Interim Facilities Agreement or any portion thereof. The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facilities and the Interim Facilities (including your name and company logo) in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to review and approve any public announcement or public filing made by you, the Acquired Company or their representatives relating to the Senior Credit Facilities or the Interim Facilities or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed). Your obligations under this paragraph with regard to this Commitment Letter and the Interim Facilities Agreement (but not the Fee Letters) shall terminate on the earlier of (x) the second anniversary of the date hereof and (y) one year following the termination of this Commitment Letter in accordance with its terms.

(b)        Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and consummating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to any Lenders or participants or prospective Lenders or participants (it being understood that (x) the persons to whom such disclosure is made will be informed of the confidential nature of such information and advised of their obligation to keep such information confidential and (y) no disclosures will be made to any Disqualified Institution), (ii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case, such Commitment Party shall, to the extent permitted by law, inform you promptly in advance thereof), (iii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent practicably and lawfully permitted to do so), (iv) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to any of its respective affiliates solely in connection with the Transactions, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party or its affiliates in breach of this Commitment Letter, (vii) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, the Company or the Borrower, (viii) to the extent that such information is independently developed by such Commitment Party, (ix) to ratings agencies in connection with the Transactions and (x) for purposes of establishing a “due diligence” defense; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information. The provisions of this paragraph with respect to the Commitment Parties shall automatically terminate on the earlier of (i) the second anniversary of the date hereof and (y) one year following the termination of this Commitment Letter in accordance with its terms and shall otherwise automatically terminate and be superseded by the confidentiality provisions in the Financing Documentation upon the execution and delivery thereof.

(c)        The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers or guarantors under the Senior Credit Facilities, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of us and the Lenders.

10.        Other Services.

(a)        Nothing contained herein shall limit or preclude the Commitment Parties or any of their respective affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Company or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b)        You acknowledge that each Lead Arranger and its affiliates (the term “Lead Arranger” as used in this section being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you, the Seller, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Seller, the Acquired Company or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c)        You acknowledge that each of Wells Fargo Bank (or one of its affiliates) and Barclays (or one of its affiliates) has been retained by you as buy-side financial advisor (each, in such capacity, the “Financial Advisor”) in connection with the Acquisition. Each of the parties hereto agrees to any such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor and our and our affiliates’ relationship with you as described and referred to herein, on the other.

(d)        In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Senior Credit Facilities, the Interim Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents or the Interim Facilities Agreement, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.

(e)        You acknowledge that certain of the Commitment Parties are currently acting as an administrative agent, a lender and in other capacities under the Existing Credit Agreement and your and such Commitment Party’s rights and obligations under the Existing Credit Agreement and any other Loan Documents (as defined in the Existing Credit Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by any Commitment Party’s performance or lack of performance hereunder. You hereby agree that the Commitment Parties may render their respective services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing and you hereby waive any conflict of interest claims relating to the relationship between any Commitment Party and you and your subsidiaries in connection with the engagement contemplated hereby on the one hand, and the exercise by any Commitment Party or any of its affiliates of any of their rights and duties under the Existing Credit Agreement and any other Loan Documents, on the other hand.

11.        Acceptance/Expiration of Commitments.

(a)        This Commitment Letter and the Commitment of the Commitment Parties and the undertakings of the Lead Arrangers set forth herein (but not the commitments and undertakings under the Interim Facilities Agreement which shall terminate in accordance with their terms) shall automatically terminate at 5:00 p.m. (Eastern Time) on September 7, 2021 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letters shall have been delivered to the Lead Arrangers by such time.

In the event this Commitment Letter is accepted by you as provided above, the Commitment and agreements of the Commitment Parties and the undertakings of the Lead Arrangers set forth herein (but not the commitments and undertakings under the Interim Facilities Agreement which shall terminate in accordance with their terms) will automatically terminate without further action or notice upon the earliest to occur of (i) consummation of the Acquisition (with or without the use of the Senior Credit Facilities) (other than with the use of the Interim Facilities), (ii) termination of the Acquisition Agreement, (iii) the day after the last day of the Option Period (as defined in the Put Option Deed) if the Put Option (as defined in the Put Option Deed) has not been exercised during the Option Period; and (iv) the Long Stop Date (as defined in the Acquisition Agreement on the date hereof but without giving effect to any change to such date pursuant to the reference to “such other date as the Parties may agree in writing” therein), (such earliest date, the “Expiration Date”); provided that, to the extent that the Acquisition is consummated with the use of the Interim Facilities (and not the use of the Senior Credit Facilities), the Expiration Date shall automatically be extended to 11:59 p.m., New York City time on the Final Repayment Date (as defined in the Interim Facilities Agreement).

12.        Survival. The sections of this Commitment Letter and the Fee Letters relating to Indemnification, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter, the Commitment of the Commitment Parties or the undertakings of the Lead Arrangers set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections relating to Syndication and Information shall survive until the Syndication Date; provided that your obligations under this Commitment Letter (other than your obligations with respect to the sections of this Commitment Letter relating to Syndication, Information, Confidentiality, Other Services, Survival and Governing Law) shall be superseded by the provisions of the Financing Documentation upon the initial funding thereunder.

13.        Governing Law. THIS COMMITMENT LETTER AND THE FEE LETTERS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTERS. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letters or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

14.        Miscellaneous. This Commitment Letter and the Fee Letters embody the entire agreement among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof (other than the Interim Facilities). No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letters. This Commitment Letter and the Fee Letters shall not be assignable by you without the prior written consent of the Commitment Parties (and if such right of assignment is so exercised, each Commitment Party irrevocably and unconditionally agrees to enter into a replacement Interim Facilities Agreement (if executed) and/or any other document relating thereto including a condition precedent satisfaction letter in the same form as the Interim CP Satisfaction Letter), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letters are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party or, in respect of the Interim Facilities Agreement, the parties thereto. This Commitment Letter and the Fee Letters may be executed in separate counterparts with the same effect as if all signatory parties had signed the same document, all of which taken together shall together be considered one and the same agreement. The execution and delivery of this Commitment Letter and the Fee Letters shall be deemed to include electronic signatures on electronic platforms approved by Wells Fargo and Barclays, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letters may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties (but, for the avoidance of doubt, the Interim Facilities Agreement may be amended or waived in accordance with its terms).

[Signature Pages Follow]

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arrangers, together with executed counterparts of the Fee Letters, by no later than the Acceptance Deadline.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Darin Mullis
	Name:	Darin Mullis
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ William L. Zvara
	Name:	William L. Zvara
	Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ John Skrobe
	Name:	John Skrobe
	Title:	Managing Director

Commitment Letter

Project Spark

Agreed to and accepted as of the date first above written:

ICU MEDICAL, INC.

By:	/s/ Brian M. Bonnell
	Name:	Brian M. Bonnell
	Title:	CFO

Commitment Letter

Project Spark